Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


                                                                   EXHIBIT 10.18



                               LICENSE AGREEMENT

         This AGREEMENT (the "Agreement") is effective as of the 2nd day of August, 1996 (the "Effective Date"), between California Institute of Technology, 1201 East California Boulevard, Pasadena, California 91125 ("CALTECH") and Aurora Biosciences Corporation, a Delaware corporation, having a principal place of business at 11149 North Torrey Pines Road, La Jolla, California 92037 (hereinafter called "LICENSEE").

         WHEREAS, CALTECH has been engaged in basic research in biotechnology conducted for the National Institutes of Health ("NIH") under Grant No. GM 34236 between CALTECH and NIH;

         WHEREAS, that research led to that United States provisional patent application described in Paragraph 1.6.2, which is owned by CALTECH;

         WHEREAS, LICENSEE is desirous of obtaining, and CALTECH wishes to grant to LICENSEE, an exclusive license to the Licensed Patent Rights (as defined in Paragraph 1.6); and

         WHEREAS, on an even date herewith LICENSEE and CALTECH have entered into a Stock Transfer Agreement pursuant to which CALTECH shall receive shares of LICENSEE's common stock.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         I.1 "Confidential Information" means (i) any proprietary or confidential nformation or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty
(30) days by the disclosing party. To protect the confidentiality of such information, LICENSEE may request the Principal Investigator, who has the right to refuse to accept such information, to sign a confidentiality agreement with LICENSEE in the form of Exhibit B hereto.

         I.2 "Dominating Patent" means an unexpired patent that has not been invalidated by a court or governmental agency which is owned by a third party under circumstances such that the LICENSEE or its sublicensee has no commercially reasonable alternative to obtaining a royalty-bearing license under such patent in order to practice the Licensed Methods or make, use, sell or otherwise commercialize Licensed Products.

         I.3     "Field" means ***



*** CONFIDENTIAL TREATMENT REQUESTED
candidates.

         I.4 "Licensed Method" means any method, procedure, or process, the use of which is covered by any Valid Claim.

         I.5     "Licensed Product" means *** .

         I.6 "Licensed Technology" means Licensed Know-How and Licensed Patent Rights.

                 I.6.1 "Licensed Know-How" means all information and data, processes, formulas, and materials, including but not limited to those which relate to nucleic acid constructions, genes, DNA or RNA fragments, gene sequences, bacterial or yeast strains, mammalian cell lines, biological material, chemical compounds, proteins, products, substances, experimental plans, formulations, techniques, methods, designs, and drawings which are conceived, reduced to practice, or otherwise developed (i) in the laboratory of Dr. Melvin I. Simon ("Dr. Simon"), a faculty member CALTECH, or by Dr. Simon or another person employed by or affiliated with CALTECH who is working under Dr. Simon's supervision, or (ii) jointly by any of the foregoing and any person employed by or affiliated with LICENSEE, and which are specifically and directly related to experiments or embodiments of inventions covered by or within the scope of a Valid Claim of the Licensed Patent Rights.


***CONFIDENTIAL TREATMENT REQUESTED

                 I.6.2 "Licensed Patent Rights" means (i) U.S. provisional patent application ***, filed ***, and entitled ***; (ii) any patent application claiming an invention useful in the Field which is conceived, reduced to practice, or otherwise developed on or before *** in Dr. Simon's laboratory or by Dr. Simon and/or another person employed by or affiliated with CALTECH who is working under Dr. Simon's supervision; (iii) any patent application claiming an invention useful in the Field which is conceived, reduced to practice, or otherwise developed on or before *** in jointly by Dr. Simon and/or another person employed by or affiliated with CALTECH who is working under Dr. Simon's supervision and any person employed by or affiliated with LICENSEE; (iv) any substitution, provisional, regular utility application, division, or continuation (in whole or in part) claiming priority to any patent application in (i), (ii), or (iii); (v) any patent issuing on any of the preceding, including without limitation any reissue, re-examination, or extension; and (vi) any foreign patent application or patent claiming priority to any of the foregoing, including any confirmation, registration, revalidation, or addition.

         I.7 "Related Company" means any corporation or other entity which is directly or indirectly controlling, controlled by, or under the common control with LICENSEE. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect


*** CONFIDENTIAL TREATMENT REQUESTED
directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

         I.8 "Stock Transfer Agreement" means that certain Stock Transfer Agreement entered into by the parties on an even date herewith, a copy of which is appended hereto as Exhibit A.

         I.9 "Valid Claim" means a claim of (i) a pending patent application within the Licensed Patent Rights, or (ii) an issued and unexpired patent included within the Licensed Patent Rights.

                                   ARTICLE II

                              PATENT LICENSE GRANT

         II.1 CALTECH hereby grants to LICENSEE an exclusive license under the Licensed Technology throughout the world to (i) practice the Licensed Methods and provide services entailing the practice thereof, and (ii) make, have made, use, have used, import, have imported, sell, offer for sale, and have sold and otherwise exploit Licensed Products in the field. This license is subject to:

                 II.1.1 the reservation of CALTECH's right, on the part of itself and the Jet

Propulsion Laboratory ("JPL"), to make, have made, and use Licensed Methods for noncommercial educational and research purposes, but not for sale, licensure, or other distribution to third parties;

                 II.1.2 the rights of the U.S. Government under Title 35, United States Code, Sections 203-204, including but not limited to the grant to the U.S. Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any invention conceived or first actually reduced to practice in the performance of work under NIH Grant GM 34236 for or on behalf of the U.S. Government throughout the world; and

                 II.1.3 with respect to any technology developed after the effective date, the right of any third party which sponsors research in Dr. Simon's laboratory at CALTECH. It is understood and agreed that CALTECH will use all reasonable efforts to assist LICENSEE in obtaining an exclusive license or other transfer of such third party rights in and to the results and related intellectual property which arise from or in connection with the research sponsored by such third party.

         II.2 This license is not transferable by LICENSEE except as provided in Paragraph 13.2, but LICENSEE shall have the right to grant and authorize nonexclusive and/or exclusive sublicenses hereunder, provided that LICENSEE shall furnish CALTECH within thirty (30) days of the execution thereof a true and complete copy of each sublicense and any changes or additions thereto. Any such sublicense (including, without limitation, any non-exclusive sublicense) shall remain in effect in the event of any termination of this Agreement.

         II.3 The license granted herein, and the term of this Agreement, shall commence on the Effective Date and continue, unless terminated in accordance with the provisions of this Agreement, until the last of the patents within the Licensed Patent Rights expires.

         II.4 LICENSEE shall have a paid-up option to acquire, upon mutually agreeable terms, a royalty bearing, exclusive or non-exclusive, world-wide license, including the right to sublicense, to make, have made, use, lease, and sell products and services embodying or produced through the use of any inventions, discoveries, or improvements in the Field conceived, reduced to practice or otherwise developed in Dr. Simon's laboratory at CALTECH in the period from the third anniversary of the Effective Date until the sixth anniversary of the Effective Date, subject to the rights of any third party which sponsors research in Dr. Simon's laboratory at CALTECH. Said option must be exercised by written notice to CALTECH within six (6) months after receiving from CALTECH written notice of the filing of a patent application with respect thereto. If LICENSEE elects to exercise its option to acquire a license on mutually agreeable terms within the prescribed time period, both parties agree to negotiate license terms in good faith. All such negotiations, including the execution of a license agreement, shall be completed within six (6) months of written notice to CALTECH of LICENSEE's exercise of said option. If LICENSEE fails to agree to terms and conditions within the six (6) month time period, LICENSEE shall be deemed to have waived said option, and CALTECH shall be free to license a third party; provided, however, that for a period of three (3) years after written notice of LICENSEE's exercise of its option to any such invention, discovery, or improvement, CALTECH shall not agree to license a third party on more favorable terms than were last offered to LICENSEE without first offering LICENSEE a license on those more favorable terms and providing LICENSEE with ninety (90) days in which to accept such offer. If LICENSEE fails to notify CALTECH within the ninety (90) days that it has accepted such terms, LICENSEE shall be deemed to have rejected the offer, and CALTECH shall, thereafter, be free to license its rights in such invention, discovery, or improvement to other parties. If LICENSEE notifies CALTECH within the ninety (90) days that it accepts such an offer, CALTECH shall be deemed to have entered into a binding license agreement with LICENSEE with respect to such terms.

                                  ARTICLE III

                                  USE OF NAME

         III.1 LICENSEE agrees that it shall not use the name of CALTECH, the California Institute of Technology, the Jet Propulsion Laboratory, or JPL in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by CALTECH of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from CALTECH. LICENSEE may make further disclosures containing information previously approved for release by CALTECH without any need for further approvals by CALTECH.

         III.2 Notwithstanding Paragraph 3.1, LICENSEE may make such disclosures as may be required by law or court order, and disclose to its professional advisors and actual and prospective investors that it has entered into this Agreement with CALTECH.

                                   ARTICLE IV

                                 DUE DILIGENCE

         IV.1 LICENSEE shall have discretion over the commercialization of Licensed Methods and Licensed Products. LICENSEE shall be deemed to have satisfied its obligations under this Paragraph if LICENSEE has an ongoing and active research program or marketing program, as appropriate, directed toward the use of Licensed Methods in the Field. Any efforts of LICENSEE's sublicensees shall be considered efforts of LICENSEE for the purpose of determining LICENSEE's compliance with its obligation under this Paragraph.

         IV.2 ***, CALTECH shall have the right, exercisable no more often than ***, to require LICENSEE to report to CALTECH in writing on its progress in using Licensed Methods in the United States.

                                   ARTICLE V


*** CONFIDENTIAL TREATMENT REQUESTED

                          INFRINGEMENT BY THIRD PARTY

         V.1 CALTECH shall, at its expense, have the initial right, but not the obligation, to protect Licensed Technology solely owned by CALTECH from infringement or misappropriation and prosecute infringers or others when, in its sole judgment, such action may be reasonably necessary, proper, and justified. Notwithstanding the foregoing, LICENSEE shall have the right to sublicense any alleged infringer pursuant to Paragraph 2.2. LICENSEE shall, at its expense, have the initial right, but not the obligation, to protect Licensed Technology jointly owned by CALTECH and LICENSEE from infringement or misappropriation and prosecute infringers or others when, in its sole judgment, such action may be reasonably necessary, proper, and justified.

         V.2 If LICENSEE shall have supplied CALTECH with evidence of infringement or misappropriation by a third party of Licensed Technology solely owned by CALTECH, LICENSEE may by notice request CALTECH to take steps to enforce such Licensed Technology. If LICENSEE does so, and CALTECH does not, within three (3) months of the receipt of such notice, either (i) cause the infringement or misappropriation to terminate or (ii) initiate a legal action against the infringer or misappropriating third party, LICENSEE may, upon notice to CALTECH, initiate an action against the infringer or misappropriating third party at LICENSEE's expense, either in LICENSEE's name or in CALTECH's name if so required by law. If LICENSEE does so for infringement or misappropriation within the Field, LICENSEE shall have sole control of the action.

         V.3 If a declaratory judgment action alleging invalidity, unenforceability, or noninfringement of any of the Licensed Patent Rights is brought against LICENSEE and/or CALTECH, LICENSEE shall have sole control of the action if LICENSEE agrees to bear all the costs of the action.

         V.4 In the event one party shall carry on a legal action pursuant to Paragraph 5.2 or 5.3, the other party shall fully cooperate with and supply all assistance reasonably requested by the party carrying on such action, including by using its best efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like. A party controlling an action pursuant to Paragraph
5.2 or 5.3 shall bear the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested pursuant to this Paragraph. A party controlling such an action shall keep the other party informed of the progress of such action, and said other party shall be entitled to be represented by counsel in connection with such action at its own expense.

         V.5 The party controlling any action referred to in this Article V shall have the right to settle any claim, but only upon terms and conditions that are reasonably acceptable to the other party. Should either party elect to abandon such an action other than pursuant to a settlement with the alleged infringer that is reasonably acceptable to the other party, the party controlling the action shall give timely notice to the other party who, if it so desires, may continue the action; provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between the parties.

         V.6 Any amounts paid to a party hereto by a third party as the result of such an action (such as in satisfaction of a judgment or pursuant to a settlement) shall first be applied to reimbursement of the unreimbursed expenses (including, without limitation, attorneys' and expert fees) incurred by either party. Any remainder shall be divided between the parties as follows:

                 V.6.1    *** and

                 V.6.2    ***

                                   ARTICLE VI

                  ALLEGATION OF INFRINGEMENT AGAINST LICENSEE

         VI.1 If the practice by LICENSEE of the license granted herein results in any allegation or claim of infringement of an intellectual property right of third party against LICENSEE, LICENSEE shall have the exclusive right to defend any such claim, suit, or proceeding, at its own expense, by counsel of its own choice, and shall have the sole right and authority to settle any such suit; provided, however, that CALTECH shall cooperate with


*** CONFIDENTIAL TREATMENT REQUESTED

LICENSEE, at LICENSEE's reasonable request, in connection with the defense of such claim.

                                  ARTICLE VII

                            PAYMENT OF PATENT COSTS

         VII.1 Starting from the Effective Date, LICENSEE shall, in connection with the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patent Rights both in the United States and foreign jurisdictions:

                 VII.1.1 pay all reasonable attorneys fees for services performed to obtain the issuance of the Licensed Patent Rights, and all patent and government fees for services performed after the issuance of Licensed Patent Rights, and

                 VII.1.2 pay all domestic and foreign patent office maintenance fees.

         VII.2 Payment shall be made to CALTECH within thirty (30) days following receipt by LICENSEE from CALTECH of (i) an invoice covering such fees and (ii) evidence reasonably satisfactory to LICENSEE that such fees were paid. To the extent that LICENSEE terminates this Agreement pursuant to Paragraph 9.1, LICENSEE shall have no further liability under Paragraph 7.1 for fees relating to applications or patents affected by the termination.

         VII.3 CALTECH shall apply for, prosecute, and maintain during the term of this Agreement the Licensed Patent Rights; provided, however, that LICENSEE shall have reasonable opportunity to advise and consult with CALTECH on such matters and may instruct CALTECH to take such action as LICENSEE reasonably believes necessary to protect the Licensed Patent Rights. The preparation, filing, prosecution, maintenance, and payment of all fees and expenses, including legal fees, relating to such Licensed Patent Rights shall be the responsibility of CALTECH, provided that LICENSEE shall reimburse CALTECH for all reasonable fees and expenses, including reasonable legal fees, incurred by CALTECH in such application preparation filing, prosecution, and maintenance preparation, as provided in Paragraph 7.1. Patent attorneys chosen by CALTECH and acceptable to LICENSEE shall handle all patent preparation, filing, prosecution, and maintenance on behalf of CALTECH; provided, however, that LICENSEE shall be entitled to review and comment upon and approve all actions undertaken in the prosecution of all patents and applications. Patent counsel shall concurrently provide CALTECH and LICENSEE with copies of all material correspondence related to the prosecution and maintenance of the patent applications and patents within the Licensed Patent Rights. In the event CALTECH declines to apply for, prosecute, or maintain any Licensed Patent Rights as requested by LICENSEE, LICENSEE shall have the right to pursue the same in CALTECH's name and at LICENSEE's expense, and CALTECH shall give sufficient and timely notice to LICENSEE so as to permit LICENSEE to apply for, prosecute, and/or maintain such Licensed Patent Rights.

                                  ARTICLE VIII

                                CONFIDENTIALITY

         VIII.1 Dr. Simon shall provide to LICENSEE copies of any proposed publication or abstract relating to Licensed Technology prior to the submission of such documents. Proposed publications and abstracts shall be supplied at least thirty (30) days in advance of submission to a journal, editor, or third party. In addition, if Dr. Simon submits a copy of the proposed publication to LICENSEE less than thirty (30) days prior to submission for publication, then LICENSEE can request CALTECH to file, at CALTECH's expense, a provisisonal patent application enabling the technology disclosed in the proposed publication at the United States Patent and Trademark Office, and shall provide LICENSEE with evidence of the filing of such provisional patent application. All such documents are to be forwarded to the address given in Paragraph 13.8. LICENSEE may request reasonable changes and/or deletions be made in any proposed publication. The Principal Investigator will consider such changes but retains the sole right to determine whether such changes or deletions will be made. Dr. Simon agrees that he will honor LICENSEE's reasonable requests to remove Confidential Information of LICENSEE included in any such public disclosure. If LICENSEE believes that the subject matter to be published warrants patent protection, it will identify the subject matter requiring protection and notify CALTECH. CALTECH agrees to use its best efforts to file a U.S. patent application prior to any date that would result in preventing the obtaining of valid patent rights throughout the world when LICENSEE so identifies subject matter requiring patent protection from a review of the planned publication. Notwithstanding any other provision of this Paragraph 8.1, if CALTECH is unable to file a U.S. patent application in accordance with the preceding sentence, CALTECH shall file a U.S. provisional patent application prior to the date that would result in preventing the obtaining of valid patent rights throughout the world when LICENSEE so identifies subject matter requiring patent protection from a review of a planned publication.

         VIII.2 Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, however, that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys, and other professional advisors.

                                   ARTICLE IX

                                  TERMINATION

         IX.1 If either party materially breaches this Agreement, the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within sixty
(60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, that if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article XI of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

         IX.2 LICENSEE shall have the right to terminate this Agreement either in its entirety or as to any jurisdiction or any part of the Licensed Technology upon sixty (60) days written notice.

         IX.3 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

         IX.4 In the event of any termination of this Agreement, it is understood that LICENSEE shall retain its ownership interest in any jointly owned intellectual property within the Licensed Technology and shall have the right to exploit the same for any purpose without having to account to CALTECH therefor.

   IX.5    The last sentence of Paragraph 2.2, Paragraphs 9.3, 9.4, and 9.5, and

Articles III, VIII, XI, XII, and XIII of this Agreement shall survive termination of this Agreement for any reason.

                                   ARTICLE X

                           WARRANTIES AND NEGATION OF
                    WARRANTIES, IMPLIED LICENSES AND AGENCY


         X.1 CALTECH represents and warrants that: (i) it owns all right, title, and interest in and to the Licensed Technology, subject to the license and march-in rights of the United States Government under Title 35, United States Code, Sections 203-204, and ARPA Grant No. MDA972-93-1-0009, except as for such right, title, and interest as may be owned by LICENSEE; (ii) it has complied with all of its obligations under NIH Grant No. GM 34236, such as those described in Title 35, United States Code, Section 202, with respect to all of the Licensed Patent Rights; (iii) it has not granted and during the term of this Agreement will not grant any right or interest in any of the Licensed Technology that is inconsistent with the rights granted to LICENSEE herein;
(iv) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of CALTECH; (v) it is the sole and exclusive owner of all right, title, and interest in the Licensed Technology, except for such right, title, and interest therein as may be owned by LICENSEE; (vi) it has the right to grant the rights and licenses granted herein, and the Licensed Technology is free and clear of any lien, encumbrance, security interest, or restriction on license; and (vii) there are no threatened or pending actions, suits, investigations, claims, or proceedings in any way relating to the Licensed

Technology.

         X.2     Nothing in this Agreement shall be construed as:

                 X.2.1 a representation or warranty of CALTECH as to the validity or scope of Licensed Patent Rights or any claim thereof; or

                 X.2.2 a representation or warranty that any Licensed Product is or will be free from infringement of rights of third parties; or

                 X.2.3 an obligation to bring or prosecute actions or suits against third parties for infringement; or

                 X.2.4 conferring by implication, estoppel, or otherwise any license or rights under any patents of CALTECH other than Licensed Patent Rights, regardless of whether such other patents are dominant or subordinate to the Licensed Patent Rights.

         X.3 CALTECH MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY LICENSEE OF LICENSED PRODUCT(S).

                                   ARTICLE XI

                                  ARBITRATION

         XI.1 CALTECH and LICENSEE agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach hereof, shall be settled by binding arbitration in Los Angeles, California, United States of America, under the then-current Commercial Arbitration Agreement Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules. The arbitrators shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the parties must expend on discovery; provided, however, that the arbitrator shall permit such discovery as he/she deems necessary to achieve an equitable resolution of the dispute. The decision and/or award rendered by the arbitrator shall be written, final, and non-appealable and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees.

                                  ARTICLE XII

                               PRODUCT LIABILITY

         XII.1 LICENSEE agrees that CALTECH shall have no liability to LICENSEE or to any purchasers or users of Licensed Products made or sold by LICENSEE or its sublicensees for any claims, demands, losses, costs, or damages suffered by LICENSEE, or purchasers or users of Licensed Products, or any other party, which may result from personal injury, death, or property damage related to the manufacture, use, or sale of such Licensed Products ("Claims").
LICENSEE agrees to defend, indemnify, and hold harmless CALTECH, its trustees, officers, agents, and employees from any such Claims, provided that (i) LICENSEE is notified promptly of any Claims, (ii) LICENSEE has the sole right to control and defend or settle any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate fully in the defense of any Claims. No indemnified party shall voluntarily make any payment or incur any expense with respect to any claims without the prior written consent of LICENSEE.

         XII.2 At such time as LICENSEE begins to sell or distribute or sublicense Licensed Products (other than for the purpose of obtaining regulatory approvals) based upon use of Licensed Methods, LICENSEE shall, at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 in annual aggregate and naming those indemnified under Paragraph
12.1 as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE's indemnification under Paragraph 12.1. In the event the aforesaid product liability coverage does not provide for occurrence liability, LICENSEE shall maintain such comprehensive general liability insurance for a reasonable period of not more than seven (7) years after it has ceased commercial distribution or use of any Licensed Product or Licensed Method.

         XII.3 LICENSEE shall provide CALTECH with written evidence of such insurance upon request of CALTECH. LICENSEE shall provide CALTECH with notice at least fifteen (15) days prior to any cancellation, non-renewal, or material change in such insurance, to the extent LICENSEE receives advance notice of such matters from its insurer. If LICENSEE does not obtain replacement insurance providing comparable coverage within sixty (60) days following the date of such cancellation, non-renewal, or material change, CALTECH shall have the right to terminate this Agreement effective at the end of such sixty (60) day period without any additional waiting period; provided, however, that if LICENSEE uses reasonable efforts but is unable to obtain the required insurance at commercially reasonable rates, CALTECH shall not have the right to terminate this Agreement, and CALTECH instead shall cooperate with LICENSEE to either grant a waiver of LICENSEE's obligations under this Article XII, assist LICENSEE in identifying a carrier to provide such insurance, or in developing a program for self-insurance or other alternative measures.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         XIII.1 This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.

         XIII.2 This Agreement shall be binding upon and inure to the benefit of any successor or assignee of CALTECH. This Agreement is not assignable by LICENSEE without the prior written consent of CALTECH, except that LICENSEE may assign this Agreement without the prior written consent of CALTECH to (i) any Related Company, or (ii) any successor or purchaser of a substantial part of the assets of the business to which this Agreement pertains. Any permitted assignee shall succeed to all of the rights and obligations of LICENSEE under this Agreement.

         XIII.3 CALTECH and LICENSEE are independent parties in this Agreement. Accordingly, there is no agency relationship between CALTECH and LICENSEE under this Agreement with respect to any products made or sold, or any methods used, by LICENSEE under this Agreement.

         XIII.4 Nothing in this Agreement will impair LICENSEE's right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Technology or to market and distribute products other than Licensed Products based on such other intellectual property and technology.

         XIII.5 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

         XIII.6 This Agreement is subject in all respects to the laws and regulations of the United States of America, including the Export
Administration Act of 1979, as amended, and any regulations thereunder.

         XIII.7 This Agreement shall be deemed to have been entered into in California and shall be construed and enforced in accordance with California law.

         XIII.8 Any notice or communication required or permitted to be given or made under this Agreement shall be addressed as follows:

                 CALTECH:         Office of Technology Transfer
                                  California Institute of Technology
                                  1201 East California Boulevard (MC 315-6)
                                  Pasadena, California 91125
                                  FAX No.: (818) 577-2528

                 LICENSEE:        Aurora Biosciences Corporation
                                  11149 Torrey Pines Road
                                  La Jolla, CA  92037
                                  Phone No.: (619) 452-5000
                                  FAX No.: (619) 452-5723

Either party may notify the other in writing of a change of address or FAX number, in which event any subsequent communication relative to this Agreement shall be sent to the last said notified address or number. All notices and communications relating to this Agreement shall be deemed to have been given when received.

         XIII.9 Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

         XIII.10 In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

         XIII.11 This Agreement may not be altered, amended, or modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed:




                                       CALIFORNIA INSTITUTE OF TECHNOLOGY
                                       (CALTECH)


Date: _______________                  By:
                                          ------------------------------------
                                       Name: Lawrence Gilbert
                                       Title: Director, Office of Technology
                                       Transfer



                                       AURORA BIOSCIENCES CORPORATION


Date: _______________                  By:
                                          ------------------------------------
                                       Name: Tim Rink
                                       Title: President and CEO

                                   EXHIBIT A

                            STOCK TRANSFER AGREEMENT

                         AURORA BIOSCIENCES CORPORATION

                            STOCK TRANSFER AGREEMENT

         THIS AGREEMENT is made as of August , 1996 in San Diego, California, between AURORA BIOSCIENCES CORPORATION, a Delaware corporation (the "Company"), and the California Institute of Technology (the "Purchaser").

         WHEREAS, The Company and Purchaser have entered into a license agreement of even date herewith regarding the use of certain Promiscuous G-protein technology (the "License Agreement"); and

         WHEREAS, as partial consideration for Purchaser's execution of the License Agreement, the Company has agreed to issue shares of the Company's Common Stock to Purchaser according to the terms and conditions contained herein.

         NOW, THEREFORE, the parties agree as follows:

         1. ISSUANCE OF STOCK. As partial consideration for Purchaser's execution of the License Agreement and the Company's rights thereunder, the Company hereby agrees to issue to Purchaser an aggregate of 35,000 shares of the Company's Common Stock (the "Shares"). Upon execution of this Agreement, the Company shall promptly issue and deliver to Purchaser a share certificate evidencing the Shares in accordance with the terms of this Agreement.

         2. RESTRICTIONS ON TRANSFER.

                  (a) The Shares may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of an effective registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such Shares or an opinion of counsel reasonably acceptable to the Company that such registration is not required. The Company shall not be required to transfer on its books any portion of such Shares purchased hereunder which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

                  (b) The Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under Section 7 of the Securities Act, the Purchaser shall not sell, transfer or otherwise dispose of any Shares or other securities of the Company during a period of up to 180 days (as specified by such representative) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

                  (c) The Shares are subject to a Right of First Refusal as set forth in Article XIV of the Company's Bylaws.

         3. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

         4. GENERAL PROVISIONS.

                  (a) Purchaser acknowledges that it is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and that the Shares are deemed to constitute "restricted securities" under Rule 144 and Rule 701 promulgated under the Act. In this connection, Purchaser warrants and represents to the Company that Purchaser is purchasing the Shares for Purchaser's own account and Purchaser has no present intention of distributing or selling said Shares except as permitted under the Act and
Section 25102(f) of the California Corporations Code. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser or of any professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Shares unless at least two years from the date of sale (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

                  (b) All certificates representing any shares of Common Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                           (i) The securities represented by this certificate
have not been registered under the Act. They may not be sold or offered for sale or otherwise distributed unless the securities are registered under the Act or an exemption therefrom is available.

                           (ii) Any other legend required to be placed thereon
by the Company's Bylaws or applicable state, federal or foreign securities laws.

                  (c) This Agreement shall inure to the benefit of, and be enforceable by, the successors and assigns of the Company, and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, its successors and assigns.

                  (d) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  (e) The Purchaser agrees to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                  (f) This Agreement shall be governed by and determined and interpreted in accordance with the laws of the State of California as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                  (g) This Agreement sets forth the entire understanding between the Company and Purchaser regarding shares of the Company's securities, and supersedes all prior agreements and/or understandings regarding the same.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


AURORA BIOSCIENCES CORPORATION               CALIFORNIA INSTITUTE OF TECHNOLOGY




By:___________________________________       By:_________________________
         Timothy J. Rink
         President                           Name:_______________________

      11149 North Torrey Pines Road          Address:____________________
      La Jolla, CA  92037                    ____________________________

                                   EXHIBIT B

                           CONFIDENTIALITY AGREEMENT

                                                                    CONFIDENTIAL



                         MUTUAL NONDISCLOSURE AGREEMENT

         This MUTUAL NONDISCLOSURE AGREEMENT ("Agreement") is made effective as of the ______________, 1997, by and between AURORA BIOSCIENCES CORPORATION AND MELVIN I. SIMON, PH.D., to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available between the parties in connection with certain negotiations or discussions in contemplation or furtherance of a business or scientific relationship between the parties.

         WHEREAS, in order to pursue these negotiations or discussions, the parties have agreed to mutual disclosures of certain data and other information which are of a proprietary and confidential nature (as defined in paragraph 1 below and referred to herein as "Confidential Information").

         NOW, THEREFORE, in reliance upon and in consideration of the following undertakings, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Subject to the limitations set forth in Paragraph 2, Confidential Information shall mean any information, process, technique, compound, library, bioreagents, chemical probes, instrumentation, imaging technology, software, biological assays, high throughput and ultra-high throughput synthesis and screening, method of synthesis, program, design, drawing, formula or test data relating to any research project, work in process, development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the disclosing party, its present or future products, suppliers, employees, investors, or business. In order to be deemed Confidential Information hereunder, all information disclosed shall be in some type of written form, including graphic or electronic, and marked "Confidential" or; if disclosed orally, visually and/or in another tangible form, shall be identified as confidential prior to, or within a reasonable time of, disclosure and summarized in a writing marked "Confidential" and provided by the disclosing party to the recipient within forty-five (45) days of the initial disclosure.

         2. The term "Confidential Information" shall not be deemed to include information which, to the extent that the recipient can establish by competent written proof:

            a.    at the time of disclosure is in the public domain;

            b. after disclosure, becomes part of the public domain by publication or otherwise, except by (i) breach of this Agreement by the recipient or (ii) disclosure by any person or affiliate company to whom Confidential Information was disclosed under this Agreement.

                                                                    CONFIDENTIAL



            c. was (i) in recipient's possession in documentary form at the time of disclosure by the disclosing party or (ii) independently developed by or for recipient by people who had no knowledge of or access to the Confidential Information.

            d. recipient received from a third party who had the lawful right to disclose the Confidential Information and who did not obtain the Confidential Information either directly or indirectly from the disclosing party; or

            e.    is required by law or regulation to be disclosed.

         In the event that Confidential Information is required to be disclosed pursuant to subsection (e), the party required to make disclosure shall notify the other party to allow that other party to assess whatever exclusions or exemptions may be available to the other party under such law or regulation.

         3. Each party shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Confidential Information received from the other party. Each party may use such Confidential Information only to the extent required for the purposes described herein. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement and no Confidential Information disclosed by Aurora Biosciences Corporation will be used by Melvin I. Simon, Ph.D. to file a patent application.

         4. Confidential Information supplied shall not be reproduced in any form, except as required to continue discussions or to accomplish the purposes described herein.

         5. The responsibilities of the parties are limited to using their reasonable and best efforts to protect the Confidential Information from unauthorized use or disclosure. Both parties shall advise their employees or agents who might have access to such Confidential Information of the confidential nature thereof. No Confidential Information shall be disclosed to any officer, employee or agent of either party who does not have a need to know such information for the purposes described herein and who is not bound by a written agreement with that party to maintain Confidential Information in confidence.

         6. All Confidential Information (including copies thereof) shall remain the property of the disclosing party, and shall be returned to the disclosing party after the recipient's need for it to accomplish the purposes of this Agreement has expired, or within twenty (20) days of a written request by the disclosing party. However, the recipient may retain one complete copy of the Confidential Information in a secure location for recipient's archival purposes to assure compliance with this Agreement.

                                       2.

                                                                    CONFIDENTIAL



         7. This Agreement may be terminated at any time upon ten (10) days written notice to the other party. The termination of this Agreement shall not relieve either party of the obligations imposed by this Agreement with respect to Confidential Information disclosed prior to the effective date of such termination and the provisions hereof shall survive for a period of seven (7) years from the date hereof.

         8. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed in California.

         9. Neither party shall reveal the fact that Confidential Information has been disclosed pursuant to this Agreement, nor that either party is conducting, or has conducted, discussions or negotiations in contemplation or furtherance of a business relationship. It is understood that disclosure pursuant to this Agreement is not a public disclosure or sale or offer for sale of any product, but is made for the limited purposes relating to potential joint business activities stated herein.

         10. This Agreement contains the entire agreement of the parties and may not be changed, modified, amended or supplemented, except by a written instrument signed by both parties. The unenforceability of any provision on this Agreement shall not affect the enforceability of any provision of this Agreement. Neither this Agreement nor the disclosure of any Confidential Information pursuant to this Agreement by any party shall restrict such party from disclosing any of its Confidential Information to any third party.

         11. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement, including, without limitation, the actual or threatened disclosure of a disclosing party's Confidential Information without the prior express written consent of the disclosing party, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specified performance of recipient's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO AS OF THE FIRST DATE ABOVE:

AURORA BIOSCIENCES CORPORATION                       MELVIN I. SIMON, PH.D.
11149 N. Torrey Pines Road
La Jolla, CA  92037

By: __________________________                    By: __________________________

Print Name: __________________                    Print Name: __________________

Title: _______________________                    Title: _______________________

                                      Initial if authorized to bind the Company:

                                       3